Exhibit 99.2

NEWS RELEASE

GRAY INITIATES QUARTERLY CASH DIVIDEND OF $0.08 PER SHARE

Atlanta, Georgia – February 25, 2021. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) announced today that its Board of Directors has authorized the initiation of a regular quarterly cash dividend of $0.08 per share of its common stock and Class A common stock. The first dividend is payable on March 31, 2021, to shareholders of record at the close of business on March 15, 2021. Gray last paid a dividend to common stock and Class A common stockholders on October 15, 2008.

“We are very pleased to announce that we are initiating a quarterly cash dividend program,” said Gray Executive Chairman and CEO Hilton H. Howell, Jr. “Our Board’s decision to reinstate our dividend program after a long hiatus reflects the strong free cash flow generated by our high quality operations, our positive outlook on the continued growth of our business, and our continued commitment to deliver value to our shareholders. We also believe that the annual capital that we plan to allocate to dividend payments nevertheless provides us with ample liquidity to reduce leverage, continue to consider accretive acquisitions, and pursue other initiatives to enhance long-term value for our shareholders.”

While Gray intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

About Gray Television:

We are a television broadcast company headquartered in Atlanta, Georgia. We are the largest owner of top-rated local television stations and digital assets in the United States (“U.S.”). Gray currently owns and/or operates television stations and leading digital properties in 94 television markets that collectively reach approximately 24% of U.S. television households. During 2020, our stations were ranked first in 70 markets, and ranked first and/or second in 86 markets, as calculated by Comscore, Inc.’s audience measurement service. We also own video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content, which we refer to collectively as our “production companies.”

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and

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achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to provide expected future payment of dividends and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward looking statements in this release should be evaluated in light of these important risk factors. This release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this release beyond the published date, whether as a result of new information, future events or otherwise.

Gray Contacts:

www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

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